Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of the 8th day of June, 2017, by and among:

(i)         JAMES RIVER GROUP HOLDINGS, LTD., a Bermuda company (the former company name of which is Franklin Holdings (Bermuda), Ltd.), and JRG REINSURANCE COMPANY LTD., a regulated insurance company domiciled in Bermuda (each a “Borrower” and, collectively, the “Borrowers”);

(ii)        THE FINANCIAL INSTITUTIONS listed as lenders on the signature pages hereto and their successors and assigns (each a “Lender” and, collectively, the “Lenders”); and

(iii)      KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacity as “Administrative Agent” under the Credit Agreement (defined below).

Recitals:

A.           The Borrowers, the Lenders and the Administrative Agent and certain other parties are the parties to that certain Amended and Restated Credit Agreement dated as of December 7, 2016 (the “Credit Agreement”), pursuant to which, inter alia, the Lenders agreed, subject to the terms and conditions thereof, to advance Loans (as this and other capitalized terms used herein and not otherwise defined herein are defined in the Credit Agreement) to the Borrowers; and the Letter of Credit Issuer agreed, subject to the terms and conditions thereof, to issue Letters of Credit.

B.           The Borrowers have requested the Lenders to agree to certain amendments to the Credit Agreement; and upon and subject to the terms and conditions of this First Amendment, the Lenders have agreed with such request.

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrowers, the Lenders and the Administrative Agent, intending to be legally bound, hereby agree as follows:

1.            Amendments to the Credit Agreement. Subject to the terms and conditions of this First Amendment, including, without limitation, Paragraph 2, below, the Credit Agreement is hereby amended as follows:

(A)         The definition of the term “Adjusted Consolidated Debt” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Adjusted Consolidated Debt” means, as of any date, Consolidated Debt of the Parent (of the type described in any or all of clauses (a), (b), (c), (d), (e), (h) and (i) of the definition of “Debt”, but:

(i)          as to clause (b) of such definition of Debt, excluding Hybrid Securities, except to the extent that the aggregate amount outstanding on any date of determination of all such Hybrid Securities exceeds an amount equal to fifteen percent (15%) of Total Capitalization on such date (or, if such date is not a Fiscal Quarter-end, as of the end of the Fiscal Quarter most recently ended for which financial statements are required to have been furnished to the Administrative Agent pursuant to Section 5.01) and

(ii)         as to clause (i) of such definition of Debt, only to the extent that it is an unpaid obligation in respect of a letter of credit or letter of guaranty that is then due and payable (and not contingent) on such date.

(B)         Clause (b) of the definition of the term “Debt” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(b)          all obligations of such Person evidenced by bonds, debentures, notes (including, without limitation, Hybrid Securities) or similar instruments,

(C)         Clause (b) of the definition of the term “Payment Guaranty” in Section 1.01 of the Credit Agreement is hereby amended by restating the reference therein to “James River” to be “James River UK.”

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(D)         The definition of the term “Total Capitalization” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Total Capitalization” means, as of any date, the aggregate of, without duplication, (a) Consolidated Debt of the Parent, of the type described in any or all of clauses (a), (b) (which, by way of clarification and not limitation, shall include Hybrid Securities), (c), (d), (e) and (h) of the definition of “Debt” on such date, plus (b) Consolidated Net Worth of the Parent, on such date.

(E)         Sub-clauses (i) and (ii) of clause (b) of the definition of the term “Change in Control” in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide, respectively, as follows:

(i) 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Parent and (ii) 50% of the aggregate economic interests represented by the issued and outstanding Equity Interests in the Parent;

(F)         (1) The word “or” is added to the end of clause (d) of the definition of the term “Change in Control” in Section 1.01 of the Credit Agreement; (2) the word “or” and the semi-colon following it are deleted from the end of clause (e) of such definition and a period is inserted in their place and stead; and (3) clause (f) of such definition is deleted in its entirety.

(G)         The definition of the term “Fiscal Quarter Increase” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Fiscal Quarter Increase” means, as to any Fiscal Quarter, the sum of (a) the greater of (i) an amount equal to thirty-seven and one-half percent (37.50%) of the Parent’s Consolidated net, after tax earnings (determined in accordance with GAAP) for such Fiscal Quarter and (ii) zero dollars ($0) and (b) an amount equal to thirty-seven and one-half percent (37.50%) of Net Available Proceeds received by the Parent or any of its Subsidiaries in such Fiscal Quarter.

(H)         Clause (i) of the definition of the term “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(i)          the aggregate consideration (including assumed Debt) for such Acquisition shall not exceed an amount equal to fifty percent (50%) of Consolidated Net Worth as of the end of the Fiscal Quarter most recently ended prior to the date on which such

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Acquisition is consummated for which financial statements are required to have been furnished to the Administrative Agent pursuant to Section 5.01.

(I)           (1) The word “and” is added to the end of clause (h) of the definition of the term “Permitted Acquisition” in Section 1.01 of the Credit Agreement; and (2) clause (j) of such definition is deleted in its entirety.

(J)           The following provisions are hereby added to Section 1.01 as new defined terms in the appropriate alphabetical order:

“Guarantor Guaranteed Amount” means at any time, without duplication, the aggregate principal amount of all Debt for which Guarantees have been made by any and all Guarantors under Section 6.04(a)(iv)(C) that is outstanding at such time; provided, however, that, by way of clarification and not limitation, the Guarantor Guaranteed Amount shall not apply to a Guarantee made by JRG Reinsurance of Debt of the Parent under Section 6.04(a)(iv)(D).

*           *           *

“Hybrid Securities” means (a) the Restatement Effective Date Trust Preferred Securities and (b) any so-called ‘hybrid preferred securities’ consisting of other Trust Preferred Securities, deferrable interest Subordinated Debt, mandatory convertible debt or other hybrid securities (i) that are shown on the Consolidated financial statements of the Parent as liabilities, (ii) that, if evaluated by S&P, would be classified by S&P as possessing a minimum of intermediate equity content or, if evaluated by Moody’s, would be classified as possessing Basket C equity credit, and (iii) that, by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) or upon the happening of any event or otherwise, does not mature, are not mandatorily redeemable and are not subject to any mandatory repurchase requirement at any time earlier than December 7, 2022.

*           *           *

“Subsidiary Debt Amount” means at any time, without duplication, the aggregate principal amount of Debt incurred by any and all Subsidiaries (other than JRG Reinsurance) under Section 6.01(a)(viii) that is outstanding at such time.

(K)         Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(a)          Subject to the terms and conditions set forth in this Agreement, each Lender having a Secured Facility Commitment agrees, from time to time during the Revolving Availability Period, to purchase participations in Secured Facility Letters of Credit, on a

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secured basis (the “Secured Facility”); provided that no Secured Facility Letter of Credit shall at any time result in (i) such Lender’s Secured Facility Exposure exceeding the lesser of (A) its Secured Facility Commitment and (B) its Percentage of the aggregate Collateral Value of the Eligible Collateral then held by the Administrative Agent, or (ii) the Total Outstanding Secured Facility Amount exceeding the lesser of (A) the Total Secured Facility Commitment then in effect and (B) the aggregate Collateral Value of the Eligible Collateral then held by the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may request Secured Facility Letters of Credit. Loans shall not be available under the Secured Facility.

(L)         Section 2.01(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(c)          [Reserved];

(M)        Section 2.09(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(a) Each Borrower jointly and severally unconditionally promises to pay to the Administrative Agent on the Maturity Date, for the account of each Lender, the then unpaid principal amount of such Lender’s Loans.

(N)         Section 4.02(e) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(e)         In the case of the issuance of a Secured Facility Letter of Credit, the Borrowers shall have pledged with the Administrative Agent pursuant to the Security Documents Eligible Collateral having a Collateral Value of not less than the amount of such Letter of Credit.

(O)         Clause (vi) and clause (viii) of Section 6.01(a) of the Credit Agreement are hereby amended and restated in their entirety to provide, respectively, as follows:

(vi)         Guarantees permitted under Section 6.04(a), Subordinated Debt and Hybrid Securities;

*           *           *

(viii)       additional Debt not to exceed $150,000,000 in aggregate principal amount at any time outstanding as to the Parent and its Subsidiaries on a Consolidated basis; provided, however, that the Subsidiary Debt Amount shall not at any time exceed an amount equal to $10,000,000, minus the Guarantor Guaranteed Amount at such time;

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(P)          Clause (vii) of Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(vii)       Cash and investment property (other than Equity Interests in any Subsidiary) deposited as collateral to secure letter of credit and other Debt permitted under clause (vii) and clause (viii) of Section 6.01(a), but only so long as the sum of (A) the aggregate undrawn amount of letters of credit secured thereby, plus (B) the aggregate amount of unreimbursed letter of credit drawings secured thereby, plus (C) the aggregate unpaid balance of loan principal or other Debt secured thereby, in each case under both such clauses (vii) and (viii) taken together, does not at any time exceed $150,000,000; and

(Q)         Clause (iv) of Section 6.04(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(iv) (A) the Payment Guaranties, (B) Investments by a Loan Party and its Material Subsidiaries in their respective Subsidiaries; provided that the Loan Parties’ Investments in Foreign Subsidiaries acquired or formed after the Restatement Effective Date that are not organized under the Laws of Bermuda (exclusive of the Parent’s Investment in James River UK upon and subject to the terms and conditions of this Agreement) shall not exceed $10,000,000 in the aggregate as to all Loan Parties in any Fiscal Year, (C) Guarantees by one or more of the Guarantors of the Debt of a Borrower permitted under clause (viii) of Section 6.01(a), provided that the Guarantor Guaranteed Amount shall not at any time exceed an amount equal to $10,000,000, minus the Subsidiary Debt Amount at such time, and (D) Guarantees by JRG Reinsurance of any Debt of the Parent permitted under clause (i) or cause (viii) of Section 6.01(a),

(R)         Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

Section 6.10.         Restrictive Agreements. No Loan Party shall, nor shall it permit any of its Material Subsidiaries to, directly or indirectly, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition on:

(a)          the ability of such Loan Party or any Material Subsidiary to create or permit to exist any Lien on any of its property or

(b)          the ability of any Material Subsidiary to:

(1)         pay dividends or other distributions with respect to any shares of its capital stock,

(2)         make or repay loans or advances to such Loan Party or any other Material Subsidiary, or

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(3)         Guarantee Debt of a Loan Party or any other Material Subsidiary;

provided, however, that:

(i)	the foregoing shall not apply to prohibitions, restrictions or conditions at any time and from time to time imposed by law or by any Loan Document,

(ii)	the foregoing shall not apply to customary prohibitions, restrictions or conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such prohibitions, restrictions or conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,

(iii)	clause (a) of this Section shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such prohibitions, restrictions or conditions apply only to the property securing such Debt,

(iv)	clause (a) of this Section shall not apply to customary provisions in leases and other contracts restricting the assignment thereof,

(v)	clause (a) of this Section shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to Debt permitted by this Agreement that expressly excludes from such prohibitions, restrictions or conditions Liens that secure any or all of the Debt and other obligations of the Loan Parties at any time and from time to time under the Loan Documents,

(vi)	clause (b)(2) of this Section shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to Debt permitted by this Agreement that expressly excludes from such prohibitions, restrictions or conditions any and all loans or advances required or permitted to be made or repaid to a Loan Party or a Material Subsidiary pursuant to this Agreement or any other Loan Document, and

(vii)	clause (b)(3) of this Section shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to Debt permitted by this Agreement that expressly excludes from such prohibitions, restrictions or conditions any Guarantee of any or all of the Debt and other obligations of the Loan Parties at any time and from time to time under the Loan Documents.

(S)         The words “or other Hybrid Securities” are hereby inserted into Section 6.16(b) of the Credit Agreement immediately after the words “Trust Preferred Securities Notes” in each of the two instances where those words appear therein.

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(T)          The second proviso in the paragraph at the end of Section 7.02 of the Credit Agreement is hereby deleted in its entirety, and such paragraph is amended and restated in its entirety to provide as follows:

provided that, notwithstanding anything to the contrary contained in the foregoing, collateral, including Eligible Collateral, pledged as security for Debt and other obligations under the Secured Facility shall be applied first to the payment of such Debt and obligations under the Secured Facility and shall be applied to the remaining Debt and other obligations hereunder and under the other Loan Documents only after and subject to the satisfaction in full of all such Debt and obligations under the Secured Facility.

(U)         Section 9.03(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(c)          [Reserved];

(V)         Section 10.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

Section 10.01.         Joint and Several Obligations. By signing this Agreement, each Borrower agrees that it is liable, jointly and severally with the other Borrowers, for the payment of the notes and all Debt and other obligations of the Borrowers under this Agreement and the other Loan Documents, and that the Administrative Agent and any Lender can enforce such Debt and obligations against any Borrower, in such Agent’s or such Lender’s sole and unlimited discretion.

(W)       The first sentence of Section 10.04 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

If any payment received by the Administrative Agent or any Lender and applied to the Debt and other obligations hereunder and under the other Loan Documents is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or any other obligor), the Debt and other obligations hereunder and under the other Loan Documents to which such payment was applied shall be deemed to have continued in existence, notwithstanding such application, and each Borrower shall be jointly and severally liable for such Debt and other obligations as fully as if such application had never been made.

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(X)         The Amended and Restated Pricing Schedule attached to this First Amendment as Attachment 1 replaces and restates in its entirety the Pricing Schedule attached to the Credit Agreement.

2.            Amendment Effective Date; Conditions Precedent. The amendments set forth in Paragraph 1, above, shall not be effective unless and until the date on which all of the following conditions precedent have been satisfied (such date of effectiveness being the “Third Amendment Effective Date”):

(a)          Officer’s Certificate. On the First Amendment Effective Date, after giving effect to the amendment set forth in Paragraph 1, above, (i) there shall exist no Default, and a Financial Officer or other executive officer of each Borrower, on behalf of such Borrower, shall have delivered to the Administrative Agent written confirmation thereof dated as of the First Amendment Effective Date, (ii) the representations and warranties of the Borrowers under Article 3 of the Credit Agreement shall have been reaffirmed in writing by each Borrower as being true and correct in all material respects as of the First Amendment Effective Date (unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date), (iii) each Borrower shall have delivered a certificate of its secretary or assistant secretary confirming that its execution, delivery and performance of this First Amendment have been authorized by all necessary corporate or company action, and (iv) each Borrower shall have reaffirmed in writing that the Regulatory Condition Satisfaction remains effective.

(b)          First Amendment. The Administrative Agent or the Special Counsel (defined below) shall have received from each Borrower and each Lender either (i) a counterpart of this

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First Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page of this First Amendment) that such party has signed and delivered a counterpart of this First Amendment.

(c)          Guarantor Confirmations. Each of James River and James River UK shall have executed and delivered to the Administrative Agent a confirmation of its Payment Guaranty in form and substance reasonably satisfactory to the Administrative Agent, accompanied by such certifications regarding good standing and authorization as the Administrative Agent may reasonably request.

(d)          Amendment Fee; Agent Expenses. The Borrowers shall have paid or caused to be paid to the Administrative Agent (i) an amendment fee in the aggregate amount of Fifty-three Thousand Seven Hundred Fifty Dollars ($53,750) for the ratable benefit of the Lenders in proportion to their respective Secured Facility Commitments and Unsecured Facility Commitments and (ii) all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of the Special Counsel) required to be reimbursed or paid by the Borrowers hereunder, under any other Loan Document or under said fee letter agreement.

(e)          Legal Matters. All legal matters incident to this First Amendment and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Squire Patton Boggs (US) LLP, Cleveland, Ohio, special counsel to the Administrative Agent (the “Special Counsel”).

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Notwithstanding the foregoing, if the First Amendment Effective Date has not occurred on or before June 15, 2017, this First Amendment shall not become effective and shall be deemed of no further force and effect.

3.            Pledge Agreement Modification. To conform to certain of the amendments set forth in Paragraph 1, above, the Pledge Agreement between the Administrative Agent and JRG Reinsurance is hereby amended by deleting the following words from the definition of “Secured Obligations” in Section 1.1 of such Pledge Agreement:

“that, notwithstanding anything to the contrary herein or in any other Loan Document, Pledged Collateral pledged by the Pledgor shall not secure the Debt or other obligations of any other Borrower under the Credit Agreement and the other Loan Documents; and provided further”

4.            No Other Modifications. Except as expressly provided in this First Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.

5.            Confirmation of Obligations. Each Borrower hereby affirms as of the date hereof all of its respective Debt and other obligations to each of the Lender Parties under and pursuant to the Credit Agreement and each of the other Loan Documents and that such Debt and other obligations are owed to each of the Lender Parties according to their respective terms. Each Borrower hereby affirms as of the date hereof that there are no claims or defenses to the enforcement by the Lender Parties of the Debt and other obligations of such Borrower to each of them under and pursuant to the Credit Agreement or any of the other Loan Documents.

6.            Administrative Agent’s Expense. The Borrowers agree to reimburse the Administrative Agent promptly for its reasonable invoiced out-of-pocket costs and expenses incurred in connection with this First Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of the Special Counsel.

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7.            Governing Law; Binding Effect. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

8.            Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this First Amendment by delivering by facsimile or email transmission a signature page of this First Amendment signed by such party, and any such facsimile or email signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this First Amendment.

9.            Miscellaneous.

(a)          Upon the effectiveness of this First Amendment, this First Amendment shall be a Loan Document.

(b)          The invalidity, illegality, or unenforceability of any provision in or Obligation under this First Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this First Amendment or of such provision or obligation in any other jurisdiction.

(c)          This First Amendment and all other agreements and documents executed in connection herewith have been prepared through the joint efforts of all of the parties. Neither

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the provisions of this First Amendment or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel drafted this First Amendment or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this First Amendment and all other agreements and documents executed in connection herewith and therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this First Amendment and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

(d)          The obligations of the Borrowers hereunder are joint and several, all as more fully set forth in Article 10 of the Credit Agreement.

10.          Waiver of Jury Trial. Each of the parties to this First Amendment hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) arising out of or relating to this First Amendment, the other LOAN Documents or the transactions contemplated hereby or thereby. Each party hereto hereby (a) certifies that no representative, agent or attorney oF any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other

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parties hereto have been induced to enter into this First Amendment by, among other things, the mutual waivers and certificatION in this section.

[No additional provisions are on this page; the page next following is the signature page.]

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IN WITNESS WHEREOF, the Borrowers, the Lenders and the Administrative Agent have hereunto set their hands as of the date first above written.

BORROWERS

JAMES RIVER GROUP HOLDINGS, LTD.

By:	/s/ Kevin Copeland
Kevin Copeland, Chief Investment Officer and Senior Vice President, Finance

JRG REINSURANCE COMPANY LTD.

By:	/s/ Dennis R. Johnson
Dennis R. Johnson, Chief Executive Officer

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ADMINISTRATIVE AGENT

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent as Lender

By:	/s/ James Cribbet
James Cribbet, Senior Vice President

LENDERS

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ James Cribbet
James Cribbet, Senior Vice President

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[Lender Signatures Continued]

SUNTRUST BANK,
as Lender

By:	/s/ Paula Mueller
Name: Paula Mueller
Title: Director

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[Lender Signatures Continued]

BANK OF MONTREAL,
as Lender

By:	/s/ Benjamin Miot
Name: Benjamin Miot
Title: Vice President

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[Lender Signatures Continued]

THE BANK OF N.T. BUTTERFIELD & SON LIMITED, as Lender

By:	/s/ Alan Day
Name: Alan Day
Title: Vice President

And:	/s/ Raymond Long
Name: Raymond Long
Title: Vice President

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[Lender Signatures Continued]

FIRST TENNESSEE BANK, N.A.,
as Lender

By:	/s/ K. A. Sherman
Name: K. A. Sherman
Title: Senior Vice President

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[Lender Signatures Continued]

FIRST NATIONAL BANK OF PENNSYLVANIA (successor by merger to Yadkin Bank), as Lender

By:	/s/ Christopher A. Moore
Name: Christopher A. Moore
Title: Regional President/Senior Vice President

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ATTACHMENT 1

To

First Amendment to Amended and Restated Credit Agreement dated June 8, 2017

Amended and Restated Pricing Schedule

PRICING SCHEDULE

Leverage Ratio	Pricing Level	Eurodollar Margin	Base Rate Margin	Commitment Fee Rate

< 0.10 to 1	Level I	1.375%	0.375%	0.150%

> 0.10 to 1 and < 0.175 to 1	Level II	1.500%	0.500%	0.200%

> 0.175 to 1 and < 0.275 to 1	Level III	1.625%	0.625%	0.250%

> 0.275 to 1	Level IV	1.750%	0.750%	0.300%

The Eurodollar Margin, Base Rate Margin and Commitment Fee Rate will be determined by reference to the Leverage Ratio.

For purposes of this Schedule, “Pricing Level” means for any day, the Pricing Level (I, II, III or IV) indicated on the table above that corresponds to the Leverage Ratio as of the end of the most recent Fiscal Quarter or Fiscal Year, as the case may be, for which the Parent delivered financial statements pursuant to the Loan Documents, effective on the business day immediately following the date on which such financial statements are delivered to the Administrative Agent; provided, however, that, at any and all times during which (a) the Parent is in default of the timely delivery of (1) the financial statements required by the Loan Documents for any period or (2) the accompanying compliance certificate required by the Loan Documents, the Eurodollar Margin, Base Rate Margin and Commitment Fee Rate shall be determined under Pricing Level IV or (b) an Event of Default has occurred and is continuing, the Eurodollar Margin, Base Rate Margin and Commitment Fee Rate shall be determined under Pricing Level IV.

Pricing Level III shall apply commencing on the First Amendment Effective Date (as that term is defined in the First Amendment to this Agreement dated June 8, 2017) until adjusted pursuant to the immediately preceding paragraph.

By way of clarification and not limitation, the Loans under the Unsecured Facility shall commence to accrue interest, the Letters of Credit under the Unsecured Facility shall commence to accrue participation fees, and commitment fees under the Unsecured Facility shall commence to accrue in each case at rates per annum reflecting the decreased Applicable Rates as of the Restatement Effective Date (defined below) and (together with the interest, participation fees and commitment fees accrued and unpaid prior to the Restatement Effective Date) shall be payable on the applicable Interest Payment Date next following the Restatement Effective Date.